Exhibit T3A.27

ARTICLES OF INCORPORATION FOR A STOCK CORPORATION

(See instructions on reverse side.)

FIRST: The undersigned
whose address is				101 Federal Street, Suite 300, Boston, MA 02110
, being at least eighteen years of age, do(es) hereby form a corporation under the laws of the State of Maryland.

SECOND: The name of the corporation is	SL Uno Ellicott City, Inc.

THIRD: The purposes for which the corporation is formed are as follows:
To engage in any or all lawful business for which corporations may be organized under the Maryland General Corporation Law.

FOURTH: The street address of the principal office of the corporation in Maryland is
c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, MD 21202

FIFTH: The name of the resident agent of the corporation in Maryland is
The Corporation Trust Incorporated

whose address is				300 East Lombard Street, Baltimore, Maryland 21202

SIXTH: The corporation has authority to issue	100	shares at	$0	par value per share.

SEVENTH: The number of directors of the corporation shall be three (3) which number may be increased or decreased pursuant to the bylaws of the corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders, and the names(s) of the director(s) who shall act until the first meeting or until their successors are duly chosen and qualified is/are

Aaron D. Spencer, Craig S. Miller, Paul W. MacPhall

IN WITNESS WHEREOF, I have signed these articles and acknowledge the same to be my act	I hereby consent to my designation in this document as resident agent for this corporation

SIGNATURE(S) OF INCORPORATOR(S)	SIGNATURE OF RESIDENT AGENT LISTED IN FIFTH
/s/ Helen A. Falvey	THE CORPORATION TRUST INCORPORATED

RETURN TO:	/s/ Lauren Kreatz
Special Assistant Secretary

SL Uno Ellicott City, Inc.

ARTICLES OF AMENDMENT AND RESTATEMENT

SL Uno Ellicott City, Inc„ a Maryland corporation, having its principal office at 300 East Lombard Street, Baltimore, Maryland 21202 (hereinafter referred to as the “Corporation”) hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Corporation desires to amend and restate its Charter as currently in effect as hereinafter provided.  The provisions set forth in these Articles of Amendment and Restatement are all the provisions of the Charter of the Corporation as currently in effect.

SECOND: The Charter of the Corporation is hereby amended by striking in their entirety Articles FIRST through EIGHTH inclusive, and by substituting in lieu thereof the following:

“FIRST: The name of the corporation (which is hereafter referred to as the “Corporation”) is

SL Uno Ellicott City, Inc.

“SECOND: The purposes for which the Corporation is formed are:

(1) To acquire and conduct the business of dealing in all kinds of spirits, beers, wines and beverages at retail, and a restaurant properly licensed to do so, and to do all things incidental thereto, such as buying, selling merchandise, dispensing food and drink, purchasing or holding and occupying under deed or lease such real estate as may be necessary therefore, and for such purposes to borrow money and pledge property and assets of the corporation as security therefore, and to have all of the powers conferred upon corporations organized under the provisions of the Maryland General Corporation Law.

(2) To do anything permitted by Section 2-103 of the Corporations and Associations Artic of the Annotated Code of Maryland, as amended from time to time.

“THIRD: The current post office address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202.  The name and post office address of the current Resident Agent of the Corporation in this State are The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202 Said Resident Agent is a MD Corporation.

“FOURTH: The total number of shares of capital stock which the Corporation has authority to issue is five thousand (5000), divided into two thousand five hundred (2500) shares of Class A Common Stock without par value, and two thousand five hundred (2500) shares of Class B Common Stock without par value.

The following is a description of each .class of stock of the Corporation with the preferences, conversion and other rights, restrictions, voting powers, and qualifications of each class:

1.  Except as hereinafter provided with respect to voting powers, the Class A Common Stock and the Class B Common Stock of the Corporation shall be identical in all respects.

2.  With respect to voting powers, except as otherwise required by the Corporations and Associations Article of the Annotated Code of Maryland, the holders of Class A Common Stock shall possess all voting powers for all purposes, including by way of illustration and not of limitation the election of directors, and the holders of Class B Common Stock shall have no voting power whatsoever, and no holder of Class B Common Stock shall vote on or otherwise participate in any proceedings in which actions shall be taken by the Corporation or the stockholders thereof or be entitled to notification as to any meeting of the Board of Directors or the stockholders.

“FIFTH: The number of Directors of the Corporation shall hu three (3), which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than three, provided that:

(1) If there is no stock outstanding, the number of directors may be less than three but no less than one; and

(2) If there is stock outstanding and so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders.

The Corporation currently has three (3) directors the name of the current directors who shall act until the next annual meeting or until their successors are duly elected and qualify are: Aaron D. Spencer, Craig S. Miller, and Paul W. MacPhail.

“SIXTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

(1) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

(2) The Board of Directors of the Corporation may classify or reclassify any unissued stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms or conditions of redemption of such stock.

(3) The Corporation reserves the right to amend its Charter so that such amendment may alter the contract rights, as expressly set forth in the Charter, of any outstanding stock, and any objecting stockholder whose rights may or shall be thereby substantially adversely affected shall not be entitled to demand and receive payment of the face value of his stock.

(4) No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the Maryland General Corporation Law now or hereafter in force.

“SEVENTH: No director or officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages except (1) to the extent that it is proved that such director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to such director or officer is entered in a proceeding based on a finding in the proceeding that such director’s or officer’s action, or failure to act, was (a) the result of active and deliberate dishonesty, or (b) intentionally wrongful, willful or malicious and, in each such case, was material to the cause of action adjudicated in the proceeding.

“EIGHTH: (1) As used in this Article Nita any word or words that are defined in Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time, (the “Indemnification Section”), shall have the same meaning as provided in the Indemnification Section.

(2) The Corporation may, as determined by the Board of Directors of the Corporation, indemnity and advance expenses to a director, officer, employee or agent in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.

THIRD: This Amendment and Restatement increases the authorized stock of the Corporation.  Immediately prior to the Amendment and Restatement, the total number of shares of stock of all classes which the Corporation had the authority to issue was 100 shares of common stock with no par value.  Immediately after the Amendment, the total number of shares of stock of all classes which the Corporation has the authority to issue shall be 5,000, divided into 2 classes; 2,500 shares of Class A common stock and 2,500 shares of Class B common stock, all without per value.

FOURTH: By written informal action, unanimously taken by the Board of Directors of the Corporation, pursuant to and in accordance with Section 2-408(c) of the Corporations and Associations Article of the Annotated Code of Maryland, the Board of Directors of the Corporation duly advised the foregoing Articles of Amendment and Restatement, and by written informal action unanimously taken by the stockholders of the Corporation in accordance with Section 2-505 of the Corporations and Associations Article of the Annotated Code of Maryland, the stockholders of the Corporation duly approved said Articles of Amendment and Restatement.

IN WITNESS WHEREOF, SL Uno Ellicott City, Inc, has caused these presents to be signed in its name and on its behalf by its Executive Vice President and its corporate seal to be hereunder affixed and attested by its Secretary on this 29th day of November, 2001, and its Executive Vice President acknowledges that these Articles of Amendment and Restatement are the act and deed of SL Uno Ellicott City, Inc., and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

ATTEST:

/s/ George W. Herz, II	/s/ Robert Vincent
George W. Herz, II, Secretary	Robert Vincent, Executive Vice President

ATTEST:

/s/ George W. Herz, II
George W. Herz, II, Secretary

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